CORPORATION


                                          By  /s/ Peter L. Skavla
                                           Name: Peter L. Skavla
                                           Title: Vice President


                                        SOUTHTRUST BANK OF GEORGIA,
                                          N.A.


                                          By: /s/ Melinda M. Bergbom
                                            Melinda M. Bergbom
                                            Vice President

            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        SYNTHETIC INDUSTRIES, INC.



   [Corporate Seal]                       By: /s/ Leonard Chill
                                           Name:  Leonard Chill
ATTEST:                                    Title: President and Chief
                                                  Executive Officer


Joeseph Sinicropi
Secretary
                                        THE FIRST NATIONAL BANK OF
      BOSTON, as the Agent and as
                                        a Lender


                                          By: /s/ Thomas R. Sommerfield
                                           Name: Thomas R. Sommerfield
                                           Title: Division Executive


                                        SANWA BUSINESS CREDIT
            at least seven copies of this Amendment, each duly executed and delivered by the Borrower and the Majority Lenders,

            a certificate of the president or chief financial officer of the Borrower to the effect that after giving effect to this Amendment, (i) all representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, and (ii) no Default or Event of Default has occurred and is continuing, and such statements shall be true, and such other documents, instruments and certificates as the Agent may reasonably request in connection with the transactions contemplated by this Amendment.

               Effect of Amendment.  From and after the effectiveness of this

Amendment, all references in the Credit Agreement and in any other Loan Document to "this Agreement," "the Credit Agreement," "hereunder," "hereof" and words of like import referring to the Credit Agreement, shall mean and be references to the Credit Agreement as amended by this Amendment. Except as expressly amended hereby, the Credit Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Amendments to Credit Agreement.  The Credit Agreement is hereby amended, subject to the provisions of Section 3 hereof, by

               amending Section 1.1 Definitions by adding thereto in appropriate alphabetical order the following additional definition:

          "IPO" means the initial public offering of the Borrower's common stock in an underwritten transaction consummated in compliance with Applicable Law and on or before December 31, 1996.

               amending Section 10.6 Restricted Payments and Purchases, Etc.  in

its entirety to read as follows:

               SECTION 10.6   Restricted Payments and Purchases, Etc. Declare or

     make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase, EXCEPT that the Borrower may, within 60 days after consummation of the IPO, apply up to $25,000,000 of the net cash proceeds to the Borrower of the IPO to the repayment or prepayment or acquisition and cancellation of Senior Subordinated Debt, PROVIDED that at the time of such repayment or prepayment or acquisition and cancellation, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

               Effectiveness of Amendment.  This Amendment shall become

effective as of the date hereof upon receipt by the Agent of the following, each in form and substance satisfactory to the Agent:


                               AMENDMENT NO. 5
                                      to
                    FOURTH AMENDED AND RESTATED REVOLVING
                        CREDIT AND SECURITY AGREEMENT
                         dated as of October 20, 1995


          THIS AMENDMENT NO. 5 dated as of November 4, 1996 is made by and among Synthetic Industries, Inc., a Delaware corporation (the "Borrower"), The First National Bank of Boston ("Bank of Boston"), Sanwa Business Credit Corporation ("Sanwa") and SouthTrust Bank of Georgia, N.A. ("SouthTrust" and together with Bank of Boston and Sanwa, the "Lenders"), and Bank of Boston as agent (the "Agent") for the Lenders.

                            Preliminary Statements


          The Borrower, the Lenders and the Agent are parties to a Fourth Amended and Restated Revolving Credit and Security Agreement dated as of
October 20, 1995, as amended by Amendment No. 1 dated as of December 1, 1995, Amendment No. 2 dated as of February 14, 1996, Amendment No. 3 dated as of March 15, 1996 and Amendment No. 4 dated as of September 26, 1996 (the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined).

          The Borrower has requested, and the Lenders and the Agent have agreed, upon and subject to the terms, conditions and provisions of this Amendment, the right to prepay principal of Senior Subordinated Debt from the proceeds of an initial public offering of the Borrower's capital stock.